Exhibit 24.1

                                POWER OF ATTORNEY

         The undersigned hereby appoints Victoria Parry, his true and lawful attorney-in fact and agent to execute and file with the Securities and Exchange Commission any Schedule 13D, Schedule 13G, Form 3, Form 4, any amendments thereto and any related documentation which may be required to be filed in his capacity as an equity holder or officer, as applicable, of GLG Partners Limited, GLG Partners LP, and each affiliate or entity advised by GLG Partners LP ("OWNERSHIP DISCLOSURE DOCUMENTS"), and granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing which he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. The authority of Victoria Parry, under this Power of Attorney shall continue with respect to the undersigned until all the Ownership Disclosure Documents with respect to GLG Partners Limited, GLG Partners LP, and each affiliate or entity advised by GLG Partners LP in connection with any year-end amendment requirements for 2007 pursuant to the Securities Exchange Act of 1934, as amended, are filed, unless revoked earlier in writing.

All past acts of these attorneys-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

IN WITNESS WHEREOF, I have executed this instrument on January 14, 2008.



/s/ Emmanuel Roman
---------------------------------
EMMANUEL ROMAN



Witness:


/s/ George Chang
---------------------------------
GEORGE CHANG